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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT
-----------------------------



The Board of Directors
Tidewater Inc.



We consent to the incorporation by reference in the Registration Statements (No. 33-63094, 33-38240, 333-32729, and 333-47687) on Form S-8 of Tidewater Inc. of
our report dated April 30, 1997, relating to the consolidated statements of earnings, stockholders' equity, and cash flows of Tidewater Inc. for the year ended March 31, 1997, and related schedule, which report appears in the March 31, 1999, annual report on Form 10-K of Tidewater Inc.



KPMG LLP

New Orleans, Louisiana
April 27, 1999